UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

October 21, 2015

UNIFI, INC.

(Exact name of registrant as specified in its charter)

New York (State or Other Jurisdiction of Incorporation)	1-10542 (Commission File Number)	11-2165495 (IRS Employer Identification No.)

7201 West Friendly Avenue Greensboro, North Carolina (Address of Principal Executive Offices)	27410 (Zip Code)

Registrant’s telephone number, including area code: (336) 294-4410

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07     SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On October 21, 2015, Unifi, Inc. (the “Registrant”) held its Annual Meeting of Shareholders (the “Annual Meeting”). The following are the voting results on each matter submitted to the shareholders at the Annual Meeting:

Proposal 1: Election of Directors. The Registrant’s shareholders re-elected the following six nominees as directors, each to serve until the next annual meeting of shareholders or until his or her successor (if there is to be one) is duly elected and qualified, by the following votes:

Name	For	Against	Abstain	Broker Non-Votes
William J. Armfield, IV	8,135,687	4,175,862	29,983	3,394,473
R. Roger Berrier, Jr.	11,981,271	330,279	29,982	3,394,473
Archibald Cox, Jr.	12,159,417	152,133	29,982	3,394,473
William L. Jasper	12,128,757	181,212	31,563	3,394,473
Kenneth G. Langone	11,865,499	444,444	31,589	3,394,473
Suzanne M. Present	12,174,918	135,050	31,564	3,394,473

Proposal 2: Advisory Vote on Executive Compensation. The shareholders approved, on an advisory basis, the fiscal year 2015 compensation of the Registrant’s named executive officers, by the following vote:

For	Against	Abstentions	Broker Non-Votes
11,738,953	587,400	15,179	3,394,473

Proposal 3: Ratification of the Independent Registered Public Accounting Firm. The shareholders ratified the appointment of KPMG LLP as the Registrant’s independent registered public accounting firm for the fiscal year ending June 26, 2016, by the following vote:

For	Against	Abstentions	Broker Non-Votes
15,307,020	415,814	13,171	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIFI, INC.

By:	/S/ W. RANDY EADDY
W. Randy Eaddy
General Counsel

Dated: October 21, 2015